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                                EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULES


Board of Directors of Spartan Stores, Inc.
Grand Rapids, Michigan

We consent to the incorporation by reference in Registration Statement No. 33-47442 Spartan Stores, Inc. 1991 Stock Bonus Plan, Registration Statement No. 33-47493 Spartan Stores, Inc. 1991 Stock Option Plan and Registration Statement No. 33-49074 Spartan Stores, Inc. 1991 Associate Stock Purchase Plan on Form S-8 of our repot dated June 4, 1999, appearing in this Annual Report on Form 10-K of Spartan Stores, Inc. for the year ended March 27, 1999.

Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of Spartan Stores, Inc. (the "Company"), listed in Item 14(a)(2). This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


/s/ Deloitte & Touche LLP


June 25, 1999